EXHIBIT 5


                            TRACY & HOLLAND, L.L.P.
    (A REGISTERED LIMITED LIABILITY PARTNERSHIP THAT INCLUDES PROFESSIONAL
                                CORPORATIONS)
                              ATTORNEYS AT LAW
                      306 WEST SEVENTH STREET, SUITE 500
                         FORT WORTH, TEXAS 76102-4982

J. DAVID TRACY, P.C.
J. WALKER HOLLAND, P.C.                                    FAX (817) 332-3140
MARGARET E. HOLLAND, P.C.                            TELEPHONE (817) 335-1050
GEORGE T. JOHNS, P.C.                                    METRO (817) 429-9463
LEWIS D. SCHWARTZ, P.C.                           EMAIL info@tracyholland.com



                               June 17, 1998



Surety Capital Corporation
1845 Precinct Line Road, Suite 100
Hurst, Texas  76054

	Re:	Registration Statement on Form S-8 - Surety Capital Cor-
                poration 1997 Non-Qualified Stock Option Plan for Non-Employee Directors, 1997 Non-Qualified Stock Option Plan for Officers and Key Employees, and 1998 Incentive Stock Option Plan

Gentlemen:

	Pursuant to your request, we have examined copies of (1) the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors (the
"Director Plan") of Surety Capital Corporation (the "Company"), which was approved by the Board of Directors effective January 2, 1997; (2) the 1997 Non-Qualified Stock Option Plan for Officers and Key Employees of the Company (the "Officer Plan"), which was approved by the Board of Directors effective January 2, 1997; and (3) the 1998 Incentive Stock Option Plan of the Company (the "ISO Plan"), which was approved by the Board of Directors on March 10, 1998 and by the stockholders of the Company at the annual meeting of stockholders held on May 21, 1998.
(The Director Plan, the Officer Plan and the ISO Plan are collectively referred to herein as the "Plans.") We have also examined the Certificate of Incorporation of the Company, as amended, the Restated Bylaws of the Company, and corporate proceedings of the Company as reflected in minutes of meetings of the stockholders and the Board of Directors of the Company.

	Based upon our examination of the foregoing papers and documents, together with the examination of such other papers and documents and the investigation of such matters of law as we have deemed relevant or necessary in rendering this opinion, we hereby advise you that we are of the opinion that:

	Shares of the Common Stock of the Company purchasable upon the exercise of any option granted under the Plans will, upon issuance by the Company in accordance with the terms of the respective agreements under which such options may be granted, be duly and validly issued, and will be fully paid and nonassessable, whether such shares shall

PAGE

Surety Capital Corporation
June 17, 1998
Page 18


theretofore have been authorized but unissued shares of the Common Stock of the Company or shares reacquired by the Company and held by it as treasury shares, provided that the purchase price under each such agreement shall be at least equal to the par value of the shares issued thereunder.

	We consent to the use of this opinion in connection with the Registration Statement on Form S-8 and the Prospectus constituting a part thereof filed by the Company with the Securities and Exchange Commission for the registration under the Securities Act of 1933, as amended, of (1) 150,000 shares of the Common Stock of the Company under the Director Plan, (2) 480,000 shares of the Common Stock of the Company under the Officer Plan, and (3) 500,000 shares of the Common Stock of the Company under the ISO Plan, and (4) an undetermined number of additional shares as may become issuable thereunder as required by the anti-dilution provisions of the Plans.

                                          Very truly yours,
                                          TRACY & HOLLAND, L.L.P.

                                          By: Margaret E. Holland, P.C.,
                                              Partner



                                          By: /s/ Margaret E. Holland
                                              ------------------------
                                              Margaret E. Holland,
                                              President